Exhibit 10(c)

_________ Maximum Performance Shares    Date of Grant: January 3, 2014

2014 PERFORMANCE CAPITAL EFFICIENCY SHARE AWARD

2004 OMNIBUS STOCK AND INCENTIVE PLAN

FOR DENBURY RESOURCES INC.

This PERFORMANCE SHARE AWARD (this “Award”) is made effective on the Date of Grant by Denbury Resources Inc. (the “Company”) in favor of «Officer_Name» (“Holder”).

WHEREAS, in accordance with Section 17 of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc., as amended and/or restated (the “Plan”), the Committee may grant performance-based Awards;

WHEREAS, the Committee desires to grant to Holder an Award under which Holder can earn a maximum of __________ Performance Shares based on the performance factors set forth in this Award, and subject to all of the provisions, including without limitation the Vesting provisions, of the Plan and this Award;

WHEREAS, no Performance Shares will be issued or outstanding until their respective Vesting Dates or they become Vested Earned Performance Shares; and

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.Performance Share Grant. The Company hereby grants Holder the right to earn, Vest in and receive delivery of, on the Delivery Date, up to ________ Reserved Shares (“Performance Shares”) subject to the terms and conditions set forth in the Plan and in this Award.

2.Definitions. All words capitalized herein that are defined in the Plan shall have the meaning assigned them in the Plan; other capitalized words shall have the following meaning, or shall be defined elsewhere in this Award:

(a) “Actual Reported Production” means production of oil, condensate, natural gas liquids (“NGLs”), natural gas, synthetic oil, and synthetic gas expressed on a BOE basis, as reported in each Peer Company’s and the Company’s Form 10-K for the Performance Period, excluding production generated from each such company’s equity-method investee(s), if any.

(b) “BOE” means Barrels of Oil Equivalent, and for all purposes hereof, will be calculated using the ratio of one barrel of crude oil, condensate or NGLs to six thousand cubic feet of natural gas.

(c) “Calculated Estimate of General and Administrative Expense” means for each Non-Upstream-Focused Company, individually, (i) the quotient (rounded to four decimals and expressed as a percentage) of (x) its oil and natural gas revenues derived from exploration and production activities (as disclosed in its Form 10-K for the Performance Period in accordance with Financial Accounting Standards Board Codification (“FASC”) 932-235-50 (”FAS 69”) in its Form 10-K for the Performance Period), divided by (y) its total revenues reported on its consolidated income statement in its Form 10-K for the Performance Period; multiplied by (ii) its total general and administrative expenses for the Performance Period as reported on its consolidated income statement in its Form 10-K.

(d) “Change in Future Development Costs” means for each Peer Company and the Company, future development costs at December 31, 2014 less future development costs at December 31, 2013, as reported in each Peer Company’s and the Company’s Form 10-K disclosure of its standardized measure of discounted future net cash flows from proved oil, condensate, natural gas liquid (“NGL”), natural gas, synthetic oil, and synthetic gas (or other nonrenewable natural resources that are intended to be upgraded into synthetic oil and gas) reserves.

(e) “Change in Unproved Properties” means for each Peer Company and the Company, the balance of unproved or unevaluated oil and natural gas properties at December 31, 2014 less the balance of unproved or unevaluated oil and natural gas properties at December 31, 2013, as reported on each Peer Company’s and the Company’s Form 10-K.

(f) “Committee Percentage Point Reduction” means the number (if any) of Performance Percentage Points (not in excess of the Committee Percentage Point Reduction Limitation) by which the Committee reduces Holder’s Performance Percentage Points in accordance with Section 4 hereof.

(g) “Committee Percentage Point Reduction Limitation” means the lesser of (i) thirteen (13) Performance Percentage Points, or (ii) the product of (x) Holder’s Performance Percentage Points earned during the Performance Period as determined prior to the application of the Committee Percentage Point Reduction, multiplied by (y) twenty-five percent (25%).

(h) “Delivery Date” means the date on which Vested Earned Performance Shares (other than Performance Shares delivered under Section 5(b) hereto) are delivered to Holder, which shall be the Vesting Date, or as soon thereafter as practicable, but in no event later than thirty (30) days after the Vesting Date.

(i) “Disability” means, without limitation, the same as it does in the Plan.

(j) “Earned Performance Shares” means the number of Performance Shares which are earned during the Performance Period as described and calculated in Section 5 hereof.

(k) “Finding and Development Cost per BOE” means for each Peer Company and for the Company, individually, the quotient of (i) the sum of (a) the number in the table in Appendix A in Column 2, opposite each such company’s name presented in the table in Appendix A in Column 1, and (b) its Performance Period Finding and Development Cost, divided by (ii) the sum of (x) the number in the table in Appendix A in Column 3, opposite each such company’s name presented in the table in Appendix A in Column 1 and (y) its Performance Period Net Reserve Additions.

(l) “Fiscal Year” means the 12-month period adopted by the Company for financial reporting purposes.

(m) “Non-Upstream-Focused Company” means the Peer Companies so designated in Appendix B.

(n) “Peer Company” means each of the companies listed in Appendix B hereto that files a Form 10-K that includes financial statements covering the Performance Period with the Securities and Exchange Commission by March 1, 2015.

(o) “Performance Measure” means the Capital Efficiency Ratio Measure defined in Section 3 for the Performance Period.

(p) “Performance Percentage” means the excess of (i) Holder’s aggregate Performance Percentage Points, over (ii) the Committee Percentage Points Reduction, if any, determined as of the last day of the Performance Period.

(q) “Performance Percentage Points” means, collectively, the points, designated as Performance Percentage Points, earned with respect to the Capital Efficiency Ratio Performance Measure during the Performance Period.

(r) “Performance Period” means the period beginning on January 1, 2014, and ending on December 31, 2014.

(s) “Performance Period Finding and Development Cost” means, as reported in each Peer Company’s and the Company’s Form 10-K in accordance with FAS 69 for the Performance Period and excluding any costs generated by each such company’s equity method investee(s), if any, (x) the sum of (i) its property acquisition, exploration and development costs incurred (including asset retirement obligations), (ii) its Change in Future Development Costs, and (iii) its depletion and depreciation expense related to CO2 properties and CO2 pipelines, if any, less (y) its Change in Unproved Properties.

(t) “Performance Period Net Reserve Additions” means as reported in each Peer Company’s and the Company’s Form 10-K in accordance with FAS 69 for the Performance Period the sum of (i) its oil, condensate, NGL, natural gas, synthetic oil, synthetic gas (or other nonrenewable natural resources that are intended to be upgraded into synthetic oil and gas) proved reserve extensions and discoveries; (ii) its proved reserves from improved recovery; (iii) its revisions of previous proved reserves estimates and (iv) acquisition of minerals in place; each excluding those owned by an equity method investee(s), expressed on a BOE basis.

(u) “Performance Period Pretax Operating Income” means, (a) for Upstream-Focused Companies, pre-tax income, as reported on the consolidated Income Statement in each Peer Company’s and the Company’s Form 10-K for the Performance Period, adjusted to exclude the following items, as applicable: (i) interest income and expense; (ii) exploration expense; (iii) depletion, depreciation, amortization and accretion expense; (iv) commodity derivative gains and losses; (v) impairment charges; (vi) gains and losses incurred on the extinguishment of debt; and (vii) gains and losses incurred on the purchase or sale of assets, and (b) for Non-Upstream-Focused Companies, pre-tax income, as reported by the Peer Company or the Company in accordance with FASC 932-235-50 (previously FAS 69), adjusted to exclude the following items, as applicable: (i) interest income and expense; (ii) exploration expense; (iii) depletion, depreciation, amortization and accretion expense; (iv) commodity derivative gains and losses; (v) impairment charges; (vi) gains and losses incurred on the extinguishment of debt; (vii) gains and losses incurred on the purchase or sale of assets, and (vii) general and administrative expenses. Performance Period Pretax Operating Income for Non-Upstream-Focused Entities will also be reduced by such company’s Calculated Estimate of General and Administrative Expense. Performance Period Pretax Operating Income will include all operations of each such company, other than those related to an equity-method investment, including operations that qualify as discontinued operations under generally accepted accounting principles in the United States of America.

(v) “Performance Period Pretax Operating Income per BOE” means for each Peer Company and for the Company, its Performance Period Pretax Operating Income divided by its Actual Reported Production.

(w) “Performance Shares” means the number of Reserved Shares subject to this Award, as shown on the first page of this Award.

(x) “Post Separation Change in Control” means a Change in Control which follows Holder’s Separation, but results from the Commencement of a Change in Control that occurs prior to Holder’s Separation. For all purposes of this Award, the term “Commencement of a Change in Control” means the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change in Control involving such person, group, or their affiliates.

(y) “Target Performance Shares” means _______ of the Performance Shares, which is the number of Performance Shares which will be Earned Performance Shares if Holder’s Performance Percentage is 100%.

(z) “Upstream-Focused Companies” means the Company and those companies so designated in Appendix B.

(aa) “Vesting Date” means March 31, 2015.

3.Performance Percentage Points Earned With Respect to Capital Efficiency Ratio Measure.

(a) Capital Efficiency Ratio. The “Capital Efficiency Ratio” means, for the Company and each Peer Company, expressed as a percentage for each such company, the quotient of (i) its Performance Period Pretax Operating Income per BOE, divided by (ii) its Finding and Development Cost per BOE. The Capital Efficiency Ratio of the Company and each Peer Company is to be calculated as soon as practicable following the Performance Period. Once calculated for the Company and for each Peer Company, the exact Capital Efficiency Ratio, expressed as a percentage, for each such company shall be listed in Column 3 of the table below in descending order of their respective Capital Efficiency Ratio from the highest percentage to the lowest percentage. Column 2 of the table below shall reflect each such company’s name. The Company’s “Capital Efficiency Percentage” will be that percentage opposite the ranking of the Company in column 1 of the table below, shown in the appropriate “Number of Companies” Column. The appropriate “Number of Companies” Column is the column with the number equivalent to the sum of a) the number of Peer Companies plus b) one (the Company).

Column 1	Column 2	Column 3	“Number of Companies” Columns
Ranking	Company Name	Capital Efficiency Ratio	13	12	11	10	9	8
1			100%	100%	100%	100%	100%	100%
2			92%	92%	91%	90%	88%	88%
3			85%	83%	82%	80%	77%	75%
4			77%	75%	73%	70%	66%	63%
5			69%	67%	64%	60%	55%	50%
6			62%	58%	55%	50%	44%	38%
7			54%	50%	45%	40%	33%	25%
8			46%	42%	36%	30%	22%	13%
9			38%	33%	27%	20%	11%
10			31%	25%	18%	10%
11			23%	17%	9%
12			15%	8%
13			8%

(b) Performance Percentage Points. The Performance Percentage Points which will be credited to Holder with respect to the Capital Efficiency Percentage are set forth in the following Chart:

	Capital Efficiency Percentage	Performance Percentage Points
A.	>= 90% to 100%	66.7
B.	>= 70% and < 90%	53.3
C.	>= 50% and < 70%	40
D.	>= 30% and < 50%	26.7
E.	Less than 30%	0

4.Committee’s Reduction of Performance Percentage Points.

Notwithstanding any provision hereof to the contrary, the Committee, in its sole discretion, by written notice to Holder prior to the Vesting Date, may reduce Holder’s otherwise earned Performance Percentage Points by applying a Committee Percentage Point Reduction.

(a)Performance Percentage Points Reduction. The Committee will make its determination of the Committee Percentage Point Reduction amount (if any) based on the Committee’s subjective evaluation of Company performance with respect to each of the four Additional Committee Evaluation Factors listed in (b) below. This evaluation will determine the amount of the Performance Percentage Points reduction (not to exceed the Committee Percentage Point Reduction Limitation) that will be the Committee Percentage Point Reduction for the Performance Period:

(b)For purposes of this Award, the “Additional Committee Evaluation Factors” are:

(i)the Company’s compliance with corporate governance factors such as the ability to obtain an unqualified auditors’ opinion on the Company’s financial statements contained in its Form 10-K for the Performance Period, and avoid any financial restatements,

(ii)the Company’s maintenance of a reasonable debt-to-capital and/or debt-to-cash-flow ratio,

(iii)the Company’s record as to health, safety and environmental compliance and results, and

(iv)the increase in the net asset value per share of Company stock, determined after excluding the effects, to the extent reasonably practical, caused by fluctuations in commodity prices and capital and operating costs or other factors which are generally not controllable by the Company.

5.Earning Performance Shares.

(a)Earned Performance Shares. The number of Earned Performance Shares shall be equal to the product of (i) the Target Performance Shares, multiplied by (ii) the Performance Percentage. Only whole shares will be issued to the Holder. The Committee will determine and certify, and the Administrator will advise Holder, of Holder’s Performance Percentage as soon as reasonably possible thereafter.

(b)Change in Control. Notwithstanding the foregoing and any other provision hereof to the contrary, if a Change in Control occurs during the Performance Period then, regardless of the Performance Percentage at the date of the Change in Control, Holder will be entitled to receive delivery of all of the Target Performance Shares (notwithstanding any provision hereof to the contrary, none of which Target Performance Shares will be retained by the Company other than as payment for withholding) as soon as reasonably possible following such Change in Control, but in no event later than the 15th day of the third month after the end of the Fiscal Year in which such Change in Control occurs, and Holder permanently shall forfeit the right to receive any other Performance Shares under this Award.

6.Vesting (and Forfeiture) of Earned Performance Shares.

(a)No Separation Prior to the Vesting Date. If Holder does not Separate prior to the Vesting Date, Holder will be 100% Vested in the Earned Performance Shares.

(b)Retirement Vesting Date. In the event Holder reaches his Retirement Vesting Date prior to the Vesting Date, Holder will be entitled to receive Performance Shares in an amount equal to the number of Earned Performance Shares on the Vesting Date (which shares will be delivered to the employee on the Delivery Date), based on the actual performance results certified by the Committee, without any right to receive any additional Performance Shares, and without any proration of the number of Performance Shares earned in such circumstances. Notwithstanding the foregoing, in the event Holder Separates after Holder’s Retirement Vesting Date, but within 12 months of the Date of Grant, all rights to receive Performance Shares under this Award will be forfeited.

(c)Forfeiture. Except to the extent expressly provided in Sections 6(b) or (c), Holder permanently will forfeit all rights with respect to all Performance Shares upon the date of his Separation, if such Separation occurs prior to the Vesting Date.

(i)Death. If Holder Separates by reason of death prior to the Vesting Date, Holder’s Beneficiary will be entitled to receive Performance Shares in an amount equal to the number of Target Performance Shares (and does not have any right to receive any other Performance Shares under this Award) as soon as reasonably possible, but in no event more than 90 days after Holder’s death.

(ii)Disability. If Holder Separates by reason of a Disability prior to the Vesting Date, Holder will be entitled to receive Performance Shares in an amount equal to the number of Target Performance Shares (and does not have any right to receive any additional Performance Shares under this Award) as soon as reasonably possible but in no event later than the 15th day of the third month after the end of the Fiscal Year following the Date on which the Committee determines that Holder is Disabled.

(iii)Post Separation Change in Control. If there is a Post Separation Change in Control, Holder will be entitled to receive Performance Shares in an amount equal to the number of Target Performance Shares (and does not have any right to receive any additional Performance Shares under this Award) as soon as reasonably possible after the date of the Change in Control but in no event later than the 15th day of the third month after the end of the Fiscal Year in which such Change in Control occurs.

7.Withholding. On the Vesting Date, the minimum statutory withholding required to be made by the Company shall be paid by Holder (or Holder’s Beneficiary) to the Administrator in cash, by delivery of Shares, or by authorizing the Company to retain Earned Performance Shares, or a combination thereof; provided, further, that where Shares or Earned Performance Shares are delivered or retained, the satisfaction of Holder’s obligation hereunder will be based on the Fair Market Value on the Vesting Date of such delivered or retained Shares.

8.Issuance of Shares. Without limitation, Holder shall not have any of the rights and privileges of an owner of any of the Performance Shares (including voting rights and dividend rights) until the Vesting Date or such Shares otherwise become Vested Earned Performance Shares. The Administrator shall deliver the Vested Shares (reduced by the number of Vested Shares delivered to the Administrator to pay required withholding under Section 7 above) to the Holder as soon as reasonably possible following vesting. The Holder agrees that the delivery of Vested Shares hereunder is subject to the Company’s stock ownership guidelines, as potentially modified from time to time.

9.Administration. Without limiting the generality of the Committee’s rights, duties and obligations under the Plan, the Committee shall have the following specific rights, duties and obligations with respect to this Award. Without limitation, the Committee shall interpret conclusively the provisions of the Award, adopt such rules and regulations for carrying out the Award as it may deem advisable, decide conclusively all questions of fact arising in the application of the Award, certify the extent to which the Capital Efficiency Ratio Performance Measure has been satisfied and the number of Performance Percentage Points earned, exercise its right to reduce Performance Percentage Points, and make all other determinations and take all other actions necessary or desirable for the administration of the Award. The Committee is authorized to change any of the terms or conditions of the Award in order to take into account any material unanticipated change in the Company’s or a Peer Company’s operations, corporate structure, assets, or similar change, but only to the extent such action carries out the original purpose, intent and objectives of the Award, and, to the extent the Award is intended to qualify as “performance based” under Section 162(m) of the Internal Revenue Code, does not affect such qualification. All decisions and acts of the Committee shall be final and binding upon Holder and all other affected parties.

10.Beneficiary. Holder’s rights hereunder shall be exercisable during Holder’s lifetime only by Holder or Holder’s legal representative. Holder may file with the Administrator a written designation of beneficiary (such person(s) being the Holder’s “Beneficiary”), on such form as may be prescribed by the Administrator. Holder may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives Holder, the Holder’s estate shall be deemed to be Holder’s Beneficiary.

11.Holder’s Access to Information. As soon as reasonably possible after the close of the preceding Fiscal Year, the Committee (and the Administrator to the extent it shall have been directed by the Committee) shall make all relevant annually-determined calculations and determinations hereunder, and shall communicate such information to the Administrator. The Administrator will furnish all such relevant information to Holder as soon as reasonably possible following the date on which all, or a substantial majority, of the information is available.

12.No Transfers Permitted. The rights under this Award are not transferable by the Holder other than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Vested Earned Performance Shares.

13.No Right To Continued Employment. Neither the Plan nor this Award shall confer upon Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they interfere in any way with Holder’s right to terminate employment, or the Company’s right to terminate Holder’s employment, at any time.

14.Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.

15.Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, permitted successors and assigns of the parties hereto.

16.Waivers. Any waiver of any right granted pursuant to this Award shall not be valid unless it is in writing and signed by the party waiving the right. Any such waiver shall not be deemed to be a waiver of any other rights.

17.Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly-authorized representatives on the Date of Grant.

DENBURY RESOURCES INC.

By:
	Phil Rykhoek CEO	Mark C. Allen Senior VP, CFO & Asst. Secretary

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of the Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.

Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions, factual determinations, and/or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or Award, or both) of the Committee regarding any questions arising under the Plan, or this Award, or both.

Dated as of the effective date.

Holder Signature